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                                                                        EXHIBIT


                            [COOPERS & LYBRAND LOGO]







                       CONSENT OF INDEPENDENT ACCOUNTANTS

                                _______________


We consent to the inclusion in this Post-Effective Amendment No. 14 to the Registration Statement on Form N-4 (File No. 33-37722) of our reports dated February 19, 1996, on our audits of the financial statements of MONY Variable Account A and February 21, 1996, on our audits of the financial statements of The Mutual Life Insurance Company of New York.

We also consent to the reference to our firm in the Statement of Additional Information under the caption "Independent Accountants".



                                        /s/ Coopers & Lybrand L.L.P.
                                        ---------------------------------
                                        COOPERS & LYBRAND L.L.P.


New York, New York
February 28, 1996